Exhibit 99.8

Unaudited Financial and Other Statistical Information for the Three and Twelve-Month Periods Ended February 28, 2007, and Guidance for Fiscal Year 2008

AZZ incorporated

Condensed Consolidated Statements of Income

(unaudited)

($ in Thousands except per share amount)

	Three Months Ended February 28, 2007	Twelve Months Ended February 28, 2007
Net Sales	$79,647,536	$260,343,667

Cost of Sales	60,606,343	193,411,001

Selling, General and Administrative	7,408,814	31,948,452
Interest Expense	487,485	1,495,442
Net (Gain) Loss on Sale of Property, Plant and Equipment	89,679	(586,001)
Other (Income)	(150,896)	(524,973)

	68,441,425	225,743,921

Income Before Income Taxes and Accounting Changes	11,206,111	34,599,746
Income Tax Expense	4,252,081	12,910,182

Income before cumulative effect of changes in accounting principles	$6,954,030	$21,689,564

Cumulative effect of change in accounting principles (net of tax)	—	85,344

Net Income	$6,954,030	$21,604,220

Income Per Share:
Basic	$1.19	$3.73

Diluted	$1.16	$3.65

Exhibit 99.8

AZZ incorporated

Condensed Consolidated Balance Sheet

(unaudited)

($ in Thousands)

Period Ended February 28, 2007
Assets:
Current assets:
Cash and cash equivalents	$1,703,092
Accounts receivable, net of allowance for doubtful accounts	50,277,554
Inventories	45,487,266
Costs and estimated earnings in excess of billings on uncompleted contracts	8,286,324
Deferred income taxes	4,224,294
Prepaid expenses and other	1,988,834

Total current assets	111,967,364

Net property, plant, and equipment	46,628,319

Goodwill, less accumulated amortization	40,962,104

Other Assets	1,349,791

$200,907,578

Liabilities and Shareholders’ Equity:
Current liabilities:
Accounts payable	$25,316,165
Accrued liabilities	24,398,758
Long-term debt due within one year	-0-

Total current liabilities	49,714,923

Long-term debt due after one year	35,200,000

Deferred income taxes	4,844,405

Shareholders’ equity	111,148,250

$200,907,578

Exhibit 99.8

AZZ incorporated

Condensed Consolidated Statement of Cash Flows

(unaudited)

($ in Thousands)

Period Ended February 28, 2007
Net cash provide by operating activities	$7,716,642

Net cash used in investing activities	(24,124,531)

Net cash provided by (used in) financing activities	16,852,036

Net (decrease) increase in cash and cash equivalents	444,147

Cash and cash equivalents at beginning of period	1,258,945

Cash and cash equivalents at end of period	$1,703,092

Exhibit 99.8

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousands)

Information regarding operations and assets by segment is as follows:

	Three Months Ended February 28, 2007	Twelve Months Ended February 28, 2007
Net sales:
Electrical and Industrial Products	$46,425	$150,250
Galvanizing Services	33,223	110,094

	$79,648	$260,344

Segment operating income (a):
Electrical and Industrial Products	$6,946	$21,301
Galvanizing Services	8,295	31,945

	$15,241	$53,246

General corporate expenses (b)	3,530	17,074
Interest expense	488	1,496
Other (income) expense, net (c)	17	76

Income Before Taxes	$11,206	$34,600

Total assets:
Electrical and Industrial Products	$112,822	$112,822
Galvanizing Services	81,076	81,076
Corporate	7,010	7,010

	$200,908	$200,908

(a)	Segment operating income consists of net sales less cost of sales, specifically identifiable general and administrative expenses, specifically identifiable selling expenses and other income and expense items that are specifically identifiable to a segment.
(b)	General corporate expense consists of selling, general and administrative expense that are not specifically identifiable to a segment.
(c)	Other (income) expense, net includes gains and losses on sale of property, plant and equipment and other (income) expense not specifically identifiable to a segment.

Exhibit 99.8

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand except per share amount)

	Actual Year to Date February 28, 2007	Projected Year Ended February 29, 2008
Net Sales:
Electrical and Industrial Products	$150,250	$158,000 to $163,000
Galvanizing Services	$110,094	$117,000 to $122,000

Total Sales	$260,344	$275,000 to $285,000

Diluted earnings per share	$3.65	$2.70 to $2.80

Net Sales by Market Segment:
Power Generation	$15,621	$19,000
Transmission and Distribution	$72,896	$75,000
Industrial	$171,827	$186,000

Total Sales	$260,344	$280,000

Electrical and Industrial Products
Revenues by Industry:
Power Generation	11%	11%
Transmission and Distribution	40%	39%
Industrial	49%	50%

Galvanizing Services
Revenues by Industry:
Electrical and Telecommunications	21%	21%
OEM’s	17%	17%
Industrial	19%	19%
Bridge and Highway	9%	9%
Petro Chemical	34%	34%

Operating Margins:
Electrical and Industrial Products	14.2%	12.5%
Galvanizing Services	29.0%	20.0%

Cash Provided By Operations	$7,717	$20,000
Capital Expenditures	$11,448	$10,000
Depreciation and Amortization of Intangible Assets and Debt Issue Cost	$6,660	$8,500
Total Bank Debt	$35,200	$25,000
Return on Assets:
Electrical and Industrial Products	22%	—
Galvanizing Services	49%	—

Percent of Business By Segment:
Electrical and Industrial Products	58%	57%
Galvanizing Services	42%	43%

AZZ incorporated

Financial and Other Statistical Information

(unaudited)

($ in Thousand)

Quarter Ended Feb. 28, 2007
Book to Ship Ratio:
11/30/06 Backlog	$101,008
Qtr. Ending 2/28/07 Bookings	99,306
Qtr. Ending 2/28/07 Shipments	79,648
2/28/07 Backlog	120,666
Book to Ship Ratio	1.25

Outstanding Accounts Receivable Days	51